UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2010

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 9, 2010, ACADIA Pharmaceuticals Inc. (the “Company”) issued a press release announcing its financial results for the third quarter and nine months ended September 30, 2010. A copy of this press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and in this Item 2.02 have been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2010, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market notifying the Company that the closing bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 5450(a)(1). The notification from Nasdaq does not impact the listing of the Company’s common stock at this time and the Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol “ACAD”.

Nasdaq stated in its November 3rd letter that, in accordance with Marketplace Rule 5810(c)(3)(A), the Company has been provided a grace period of 180 calendar days, or until May 2, 2011, to regain compliance with the minimum bid price requirement. During this period, compliance will be regained if the Company’s closing bid price is $1.00 or more for a minimum of 10 consecutive trading days.

In the event that the Company does not regain compliance with the $1.00 bid price requirement before May 2, 2011, the Company may transfer to The Nasdaq Capital Market by May 2, 2011 and be eligible for an additional grace period of 180 days if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market.

The Company previously announced that, on August 2, 2010, it received a letter from the Listing Qualifications Department notifying the Company that it did not comply with the minimum $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market. The Company has until January 31, 2011 to regain compliance with the applicable Marketplace Rule. During this period, compliance will be regained if the Company’s MVLS closes at $50,000,000 or more for a minimum of 10 consecutive business days or the Company reports stockholders’ equity of $10,000,000 or more.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to future actions that may be taken by the Company and future trading of the Company’s stock and the trading of the Company’s common stock. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including changes in market conditions or the Company’s business. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2009 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99.1	Press release dated November 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/S/ THOMAS H. AASEN
Date: November 9, 2010		Thomas H. Aasen
Executive Vice President, Chief Financial Officer and Chief Business Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated November 9, 2010

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